Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	CarolAnn Hibbard, 508.661.2264, news@ameresco.com
	Investor Relations	Suzanne Messere, 508.598.3044, ir@ameresco.com
Ameresco Reports Fourth Quarter and Full Year 2014 Financial Results

Fourth Quarter 2014 Financial Highlights:

•	Revenues of $181.1 million

•	Adjusted EBITDA of $13.2 million

•	Net income of $8.7 million

•	Net income per diluted share of $0.18

Full Year 2014 Financial Highlights:

•	Revenues of $593.2 million, an increase of 3% year-over-year

•	Adjusted EBITDA of $38.5 million, an increase of 29% year-over-year

•	Net income of $10.4 million, compared to $2.4 million in 2013

•	Net income per diluted share of $0.22

FRAMINGHAM, MA - March 5, 2015 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter and year ended December 31, 2014. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“I am pleased to report that we made great progress in 2014,” stated George P. Sakellaris, Chairman, President and Chief Executive Officer of Ameresco. “We delivered revenues toward the high end of our 2014 guidance range, net income within our range and we achieved year-over-year growth for both metrics for the first time since full year 2011.”

“2014 was a year of recovery and improvement,” Sakellaris continued. “Solid financial results benefited from better execution and stronger gross margins, while contracted backlog increased 7% year-over-year. We also took the opportunity to address operating efficiencies in the first and second quarters, as well as an additional restructuring in the fourth quarter to reduce our fixed cost base even further. From a strategic point of view, we made progress regarding distributed generation, including a decision to keep more of the solar assets we develop for our own portfolio; renewed our focus on developing integrated projects that highlight our unique technical expertise; and expanded our value-added service capabilities in the U.K. for local and multinational C&I customers.”

Revenues for the fourth quarter of 2014 were $181.1 million, compared to $176.1 million in 2013. Fourth quarter 2014 operating income was $6.9 million, compared to $3.0 million in 2013. Fourth quarter 2014 operating expenses included approximately $1 million in restructuring charges for our Canada segment. Fourth quarter 2014 adjusted EBITDA, a non-GAAP financial measure, was $13.2 million, compared to $8.7 million in 2013. Fourth quarter 2014 net income was $8.7 million, compared to $1.6 million in 2013. Fourth quarter 2014 net income per diluted share was $0.18, compared to $0.03 in 2013.

For the full year ended December 31, 2014, revenues were $593.2 million, compared to $574.2 million in 2013. Full year 2014 operating income was $13.2 million, compared to $6.6 million in 2013. Full year 2014 adjusted EBITDA was $38.5 million, compared to $29.9 million in 2013. Full year 2014 net income was $10.4 million, compared to $2.4 million in 2013. Full year 2014 net income per basic and diluted share was $0.22, compared to $0.05 in 2013.

Additional Fourth Quarter and Full Year 2014 Operating Highlights:

•	Project revenues were $388.3 million for the full year 2014, which was flat compared to 2013.

•	Revenues from other service offerings was $204.9 million for the full year 2014, an increase of 10.0% year-over-year.

•	Adjusted cash from operations, a non-GAAP financial measure, of $51.4 million for the full year 2014, compared to $20.6 million of adjusted cash used in operations in 2013.

•	Total construction backlog was $1.24 billion as of December 31, 2014 and consisted of:

•
$386.2 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

•	$853.8 million of awarded projects, representing projects in development for which we do not have signed contracts.

•
Assets in development of $140.5 million as of December 31, 2014, which represents the potential design/build project value of small-scale renewable energy plants that have been awarded or for which we have secured development rights. The Company introduced this new metric due to the strategic decision to keep more of the renewable energy assets we develop for our own portfolio. Assets in development at December 31, 2014 included approximately $68 million of projects that were previously included in total construction backlog under awarded projects for the third quarter of 2014.

“We have remained confident about long-term industry fundamentals throughout this challenging period,” Sakellaris continued. “Due to 2014 progress and 2015 expectations, we have also gained confidence regarding near-term industry fundamentals. We anticipate that our traditional U.S. energy services segments, which have tempered our financial performance the past few years, will experience broad-based revenue growth in 2015 and are on a path to achieving growth rates that are within current industry expectations. We are pleased that we have a positive outlook for 2015 and that our guidance reflects modest revenue growth and the potential for a strong improvement in adjusted EBITDA.”

FY 2015 Guidance
Ameresco expects to earn total revenue in the range of $610 million to $640 million in 2015. The Company also expects adjusted EBITDA for 2015 to be in the range of $43 million to $48 million and net income per diluted share to be in the range of $0.16 to $0.24 for 2015. Our assumptions for 2015 guidance are as follows: project revenues from contracted backlog of approximately $310 million; project revenues from awarded projects and proposals in the range of $100 million to $120 million; the remainder of revenues from all other service offerings; gross margin in the range of 19-20%; operating expenses as a percentage of revenue of 16-17%; an effective income tax rate of 25% using the midpoint of our guidance range; and weighted average common shares outstanding of 47 million.

Webcast Reminder
Ameresco will hold its earnings conference call today, March 5, at 8:30 a.m. ET to discuss fourth quarter and full year 2014 results, business outlook and strategy, to be followed by questions and answers. Participants may access it by dialing domestically 877.359.9508 or internationally 224.357.2393. The passcode is 88339190. Participants are advised to dial into the call at least ten minutes prior to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-

looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission on March 17, 2014. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$23,762	$17,171
Restricted cash	12,818	15,497
Accounts receivable, net	71,661	82,008
Accounts receivable retainage	15,968	18,195
Costs and estimated earnings in excess of billings	66,325	71,204
Inventory, net	8,896	10,257
Prepaid expenses and other current assets	8,666	14,177
Income tax receivable	3,525	3,971
Deferred income taxes	5,440	4,843
Project development costs	9,674	9,686
Total current assets	226,735	247,009
Federal ESPC receivable	79,167	44,297
Property and equipment, net	7,372	8,699
Project assets, net	217,772	210,744
Deferred financing fees, net	4,313	5,320
Goodwill	60,479	53,074
Intangible assets, net	11,238	10,253
Other assets	22,583	26,907
Total assets	$629,659	$606,303
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$12,255	$12,974
Accounts payable	87,787	79,509
Accrued expenses and other current liabilities	26,944	23,257
Billings in excess of cost and estimated earnings	18,291	16,933
Income taxes payable	812	615
Total current liabilities	146,089	133,288
Long-term debt, less current portion	90,037	103,222
Federal ESPC liabilities	70,875	44,297
Deferred income taxes	7,210	10,875
Deferred grant income	8,842	8,163
Other liabilities	20,300	29,652
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2014 and 2013	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 28,351,792 shares issued and outstanding at December 31, 2014, 27,869,317 shares issued and outstanding at December 31, 2013	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2014 and 2013	2	2
Additional paid-in capital	107,445	102,587
Retained earnings	181,477	171,094
Accumulated other comprehensive (loss) income, net	(2,620)	3,112
Non-controlling interest	(1)	8
Total stockholders’ equity	286,306	276,806
Total liabilities and stockholders’ equity	$629,659	$606,303

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$181,061	$176,134	$593,241	$574,171
Cost of revenues	144,643	147,774	476,309	470,846
Gross profit	36,418	28,360	116,932	103,325
Selling, general and administrative expenses	29,488	25,318	103,781	96,693
Operating income	6,930	3,042	13,151	6,632
Other expenses, net	1,866	1,370	6,859	3,873
Income before (benefit) provision for income taxes	5,064	1,672	6,292	2,759
Income tax (benefit) provision	(3,590)	97	(4,091)	345
Net income	$8,654	$1,575	$10,383	$2,414
Net income per share attributable to common shareholders:
Basic	$0.19	$0.03	$0.22	$0.05
Diluted	$0.18	$0.03	$0.22	$0.05
Weighted average common shares outstanding:
Basic	46,350,835	45,819,906	46,161,846	45,560,078
Diluted	47,006,314	46,649,171	46,718,140	46,419,199

OTHER NON-GAAP DISCLOSURES (Unaudited)
Adjusted EBITDA:
Operating income	$6,930	$3,042	$13,151	$6,632
Depreciation and amortization of intangible assets	5,906	4,970	22,829	20,475
Stock-based compensation	385	674	2,493	2,799
Adjusted EBITDA	$13,221	$8,686	$38,473	$29,906
Adjusted EBITDA margin	7.3%	4.9%	6.5%	5.2%
Adjusted cash from operations:
Cash flows from operating activities	$12,347	$(15,305)	$254	$(60,609)
Plus: proceeds from Federal ESPC projects	18,279	18,627	51,165	40,010
Adjusted cash from operations	$30,626	$3,322	$51,419	$(20,599)

			December 31,
			2014	2013
			(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)			$853,806	$993,017
Fully-contracted			386,246	361,886
Total construction backlog			$1,240,052	$1,354,903
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2014	2013
	(Unaudited)
Cash flows from operating activities:
Net income	$10,383	$2,414
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of project assets	15,047	12,595
Depreciation of property and equipment	3,044	3,078
Amortization of deferred financing fees	1,353	1,091
Amortization of intangible assets	4,738	4,802
Provision for bad debts	2,159	502
Gain on contingent liability	—	(1,075)
Gain on sale of assets	—	(632)
Unrealized gain on interest rate swaps	(1,418)	(1,459)
Stock-based compensation expense	2,493	2,799
Deferred income taxes	(2,749)	(15,261)
Excess tax benefits from stock-based compensation arrangements	(918)	(5,264)
Changes in operating assets and liabilities:
Restricted cash	300	(1,526)
Accounts receivable	8,440	1,391
Accounts receivable retainage	1,659	2,108
Federal ESPC receivable	(59,457)	(40,998)
Inventory	1,308	(94)
Costs and estimated earnings in excess of billings	4,587	(8,740)
Prepaid expenses and other current assets	5,526	371
Project development costs	482	(652)
Other assets	(277)	(10,863)
Accounts payable, accrued expenses and other current liabilities	9,496	(13,281)
Billings in excess of cost and estimated earnings	811	(4,310)
Other liabilities	(7,414)	5,370
Income taxes payable	661	7,025
Cash flows from operating activities	254	(60,609)
Cash flows from investing activities:
Purchases of property and equipment	(1,745)	(2,331)
Purchases of project assets	(26,679)	(24,541)
Grant awards and rebates received on project assets	3,727	3,262
Proceeds from sales of assets	—	3,511
Acquisitions, net of cash received	(13,903)	(9,838)
Cash flows from investing activities	(38,600)	(29,937)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	918	5,264
Payments of financing fees	(374)	(511)
Proceeds from exercises of options	1,447	2,073
Proceeds from senior secured credit facility	5,000	—
Proceeds from long-term debt financing	—	9,434
Proceeds from Federal ESPC projects	51,165	40,010
Non-controlling interest	(9)	35
Restricted cash	3,021	1,554
Payments on long-term debt	(18,392)	(14,669)
Cash flows from financing activities	42,776	43,190
Effect of exchange rate changes on cash	2,161	1,179
Net increase (decrease) in cash and cash equivalents	6,591	(46,177)
Cash and cash equivalents, beginning of period	17,171	63,348
Cash and cash equivalents, end of period	$23,762	$17,171

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2015
	Low	High
Operating income	$17,700	$22,700
Depreciation and amortization of intangible assets	23,300	23,300
Stock-based compensation	2,000	2,000
Adjusted EBITDA	$43,000	$48,000
Adjusted EBITDA margin	7.0%	7.5%

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, impairment of goodwill and stock-based compensation expense. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, goodwill impairment and stock-based compensation expense.

Our management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Adjusted Cash From Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.